  Exhibit 99.1

Novume Announces Third Quarter 2018 Financial Results

CHANTILLY, VA – November 13, 2018 – Novume Solutions, Inc. (NASDAQ: NVMM), a holding company of leading specialty professional services and technology firms, announced today financial results for the third quarter ended September 30, 2018.

“2018 is the first year in which we have been able to release consolidated results for all the companies currently in the Novume group. We are encouraged by the continued quarter-over-quarter increases in our top-line revenue and reductions in our net loss, and are particularly pleased with the progress Brekford has made in expanding its product lines and areas of business,” said Robert A. Berman, President and Chief Executive Officer.

Operating Results Highlights

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Third consecutive quarter of increasing revenue.
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Third consecutive quarter of decreasing net loss.
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Management has determined that the substantial doubt regarding Novume’s ability to continue as a going concern, as reported in the Company’s Form 10-Q for the second quarter of 2018, has been alleviated.

The Company’s financial results are more fully described in its quarterly report on Form 10-Q, which will be filed with the SEC today. Total revenue for the quarter ended September 30, 2018 increased to $13.1 million compared to $4.4 million for the same period in 2017. While the increase from 2017 is primarily due to the acquisition of several subsidiaries, this increase represents the third consecutive quarter of consolidated revenue growth.

Net loss for the quarter ended September 30, 2018 decreased from $0.8 million to $0.5 million for the same period in 2017, and represents a decrease in net loss margin from 17.9% to 3.8% for the comparable period. The decrease in net loss compared to the prior year period was attributable primarily to the accretive gross profit of acquisitions as well as reduced selling, general and administrative expenses due to fewer corporate initiatives offset somewhat by increased interest costs. The decrease in net loss for the third quarter of 2018 represents the third consecutive quarter-over-quarter of reducing net loss.

Management has determined that the substantial doubt regarding Novume’s ability to continue as a going concern, as reported in the Company’s Form 10-Q for the second quarter of 2018, has been alleviated as a result of improved operations, the extended maturity dates on notes payable and the proceeds of its November stock issuance.

“We are also pleased with progress we have made in positioning the Company for future growth,” Berman continued. “In addition to signing a management services agreement with OpenALPR and our announced plan to acquire that company, our existing subsidiaries have been working to improve efficiency and expand their areas of operations. Since the end of the third quarter, Brekford has completed a number of products in the Argos line including: 1) the Argos Guardian, which supports compliance with “move over” laws; 2) the Argos Finder, which is a fully functional portable ALPR unit; and 3) the Argos Edge, an adapter which allows integration for any fixed IP camera to work with OpenALPR software. Field testing for Argos Guardian has been completed and the first Argos Finder orders have been filled. In addition, Brekford has signed a contract with ParkSmart, Inc. for licensing Brekford’s IP360 system as a software solution for the parking enforcement industry in Canada. This is an exciting expansion of the application of the software and reaffirms our belief in Brekford’s potential.”

About Novume Solutions, Inc.

Novume provides products and services to both government and private sector clients, with an emphasis on public safety, risk management and workforce solutions. We are a holding company that integrates technology and human capital to solve complex client challenges in today's world. We provide Solutions for a New Generation. For more information, please visit novume.com, or connect with us on Twitter, LinkedIn, or Facebook.

Forward-Looking Statements

This press release includes statements concerning Novume Solutions, Inc. and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as ”may,” ”should,” ”expects,” ”plans,” ”anticipates,” ”could,” ”intends,” ”target,” ”projects,” ”contemplates,” ”believes,” ”estimates,” ”predicts,” ”potential,” or ”continue,” by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media Contact:
Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com
Investor Contact:
Robert A Berman
Novume Solutions
ir@novume.com

Novume Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2018	December 31, 2017
Assets
Current Assets
Cash and cash equivalents	$1,483,568	$1,957,212
Accounts receivable, net	6,810,791	6,707,294
Note receivable	-	1,475,000
Inventory and other current assets	528,954	843,682
Total current assets	8,823,313	10,983,188
Net property and equipment	1,376,756	648,339
Goodwill	3,092,616	3,092,616
Intangibles, net	5,082,846	5,468,874
Other assets	306,526	405,723
Total assets	$18,682,057	$20,598,740
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	2,191,971	1,390,877
Accrued expenses	3,189,473	3,060,512
Lines of credit	2,091,602	3,663,586
Notes payable, current portion	4,241	-
Deferred revenue	164,303	117,636
Total current liabilities	7,641,590	8,232,611
Long-Term Liabilities
Notes payable	3,390,295	1,405,994
Deferred rent	42,005	53,217
Total long-term liabilities	3,432,300	1,459,211
Total liabilities	11,073,890	9,691,822

Series A Cumulative Convertible Redeemable Preferred stock, $0.0001 par value, 505,000 shares authorized and 502,327 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	4,879,277	4,396,580

Stockholders' Equity
Common stock, $0.0001 par value, 30,000,000 shares authorized, 14,545,695 and 14,463,364 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	1,455	1,447
Preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B as of September 30, 2018 and December 31, 2017, respectively.	-	-
Series B Cumulative Convertible Preferred stock, $0.0001 par value, 240,861 shares authorized, issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	24	24
Additional paid-in capital	12,591,762	12,342,527
Accumulated deficit	(9,864,351)	(5,833,660)
Total stockholders’ equity	2,728,890	6,510,338
Total liabilities and stockholders’ equity	$18,682,057	$20,598,740

Novume Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months ended September 30,		For the Nine Months ended September 30,
	2018	2017	2018	2017
Revenue	$13,148,848	$4,421,574	$36,705,781	$11,131,825
Cost of revenue	9,229,054	2,457,806	26,228,464	6,017,982
Gross profit	3,919,794	1,963,768	10,477,317	5,113,843

Operating expenses
Selling, general, and administrative expenses	4,158,061	2,951,933	13,767,636	7,899,438
Loss from operations	(238,267)	(988,165)	(3,290,319)	(2,785,595)
Other expense
Interest expense	(244,034)	(33,720)	(507,841)	(97,624)
Other income	549	5,383	201,275	5,382
Total other (expense) income	(243,485)	(28,337)	(306,566)	(92,242)
Loss before income taxes	(481,752)	(1,016,502)	(3,596,885)	(2,877,837)
(Provision) benefit from income taxes	(22,082)	225,142	(22,082)	964,377
Net loss	$(503,834)	$(791,360)	$(3,618,967)	$(1,913,460)

Loss per common share - basic	$(0.05)	$(0.09)	$(0.31)	$(0.23)
Loss per common share - diluted	$(0.05)	$(0.09)	$(0.31)	$(0.23)

Weighted average shares outstanding
Basic	14,542,362	11,756,560	14,524,030	10,920,866
Diluted	14,542,362	11,756,560	14,524,030	10,920,866

Note: These financial statements should be read in conjunction with the notes thereto and other information contained in our Quarterly Report on Form 10-Q at: https://www.novume.com/investor-relations/sec-filings